EX-99 B. 8.(xiii)


                             PARTICIPATION AGREEMENT


         PARTICIPATION AGREEMENT (the "Agreement") made by and between SCUDDER VARIABLE SERIES I (formerly Scudder Variable Life Investment Fund) (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, with a principal place of business in Boston, Massachusetts and First MetLife Investors Insurance Company, a New York corporation (the "Company"), with a principal place of business in Newport Beach, California on behalf of separate accounts of the Company referred to in Schedule A hereto as amended from time to time (each, an "Account").

         WHEREAS, the Fund acts as the investment vehicle for the separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to herein as "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies") and their affiliated insurance companies; and

         WHEREAS, the beneficial interest in the Fund is divided into several series of shares of beneficial interest without par value ("Shares"), and additional series of Shares may be established, each designated a. "Portfolio" and representing the interest in a particular managed portfolio of securities; and

         WHEREAS, each Portfolio of the Fund, except the Money Market Portfolio, is divided into two classes of Shares, and additional classes of Shares may be established; and

         WHEREAS, the Parties desire to evidence their agreement as to certain other matters,

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1.       Duty of Fund to Sell.
                  ---------------------

         The Fund shall make its Shares available for purchase at the applicable net asset value per Share by Participating Insurance Companies and their affiliates and separate accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission; provided, however, that the Trustees of the Fund may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, necessary in the best interest of the shareholders of any Portfolio.

         2.       Fund Materials.
                  --------------

         The Fund, at its expense, shall provide the Company or its designee with camera-ready copy or computer diskette versions of all prospectuses, statements of additional information, annual and semi-annual reports and proxy materials (collectively, "Fund Materials") to be printed and distributed by the Company or its broker/dealer to the Company's existing or prospective contract owners, as appropriate. The Company agrees to bear the cost of printing and distributing such Fund Materials.

         3.       Requirement to Execute Participation Agreement; Requests.
                  --------------------------------------------------------

         Each Participating Insurance Company shall, prior to purchasing Shares in the Fund, execute and deliver a participation agreement in a form substantially identical to this Agreement.

         The Fund shall make available, upon written request from the Participating Insurance Company given in accordance with Paragraph 9, to each Participating Insurance Company which has executed an Agreement and which Agreement has not been terminated pursuant to Paragraph 7 (i) a list of all other Participating Insurance Companies, and (ii) a copy of the Agreement as executed by any other Participating Insurance Company.

         The Fund shall also make available upon request to each Participating Insurance Company which has executed an Agreement and which Agreement has not been terminated pursuant to Paragraph 7, the net asset value of any Portfolio of the Fund as of any date upon which the Fund calculates the net asset value of its Portfolios for the purpose of purchase and redemption of Shares.

         4.       Indemnification.
                  ---------------

         (a) The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933 (the "Act") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), arising out of the acquisition of any Shares by any person, to which the Fund or such Trustees, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by the Company, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company or any insurance company which is an affiliate thereof, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company on such affiliate by or on behalf of the Fund; provided, however, that in no case (i) is the Company's indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph 4 with respect to any claim made against the Fund or any person indemnified unless the Fund or such, person, as the case may be, shall have notified the Company in writing pursuant to Paragraph 9 within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 4. The Company shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in ease the Company does not elect to assume the defense of any such suit, the Company will reimburse the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify the Fund pursuant to Paragraph 9 of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

         (b) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such directors, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund, any of its employees or representatives or a principal underwriter of the Fund, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Company or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph 4 with respect to any claims made against the Company or any such director, officer or controlling person unless it or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing pursuant to Paragraph 9 within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon it or upon such director, officer or controlling person (or after the Company or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company, its directors, officers or controlling person or persons, defendant or defendants, in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Company, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Company or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Company pursuant to Paragraph 9 of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.

         The provisions of this Section 4 shall survive the termination of the Agreement.

         5. Procedure for Resolving Irreconcilable Conflicts.
            ------------------------------------------------

         (a) The Trustees of the Fund will monitor the operations of the Fund for the existence of any material irreconcilable conflict among the interests of all the contract holders and policy owners of Variable Insurance Products (the "Participants") of all separate accounts investing in the Fund. An irreconcilable material conflict may arise, among other things, from: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance laws or regulations; (c) a tax ruling or provision of the Internal Revenue Code or the regulations thereunder; (d) any other development relating to the tax treatment of insurers, contract holders or policy owners or beneficiaries of Variable Insurance Products; (e) the manner in which the investments of any Portfolio are being managed; (f) a difference in voting instructions given by variable annuity contract holders, on the one hand, and variable life insurance policy owners, on the other hand, or by the contract holders or policy owners of different participating insurance companies; or (g) a decision by an insurer to override the voting instructions of Participants.

         (b) The Company will be responsible for reporting any potential or existing conflicts to the Trustees of the Fund. The Company will be responsible for assisting the Trustees in carrying out their responsibilities under this Paragraph 5(b) and Paragraph 5(a), by providing the Trustees with all information reasonably necessary for the Trustees to consider the issues raised. The Fund will also request its investment adviser to report to the Trustees any such conflict which comes to the attention of the adviser.

         (c) If it is determined by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists involving the Company, the Company shall, at its expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to eliminate the irreconcilable material conflict, including withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio or class thereof and reinvesting such assets in a different investment medium, including another Portfolio of the Fund or class thereof offering to the affected Participants the option of making such a change or establishing a new funding medium including a registered investment company.

         For purposes of this Paragraph 5(c), the Trustees, or the disinterested Trustees, shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict. In the event of a determination of the existence of an irreconcilable material conflict, the Trustees shall cause the Fund to take such action, such as the establishment of one or more additional Portfolios or classes, as they in their sole discretion determine to be in the interest of all shareholders and Participants in view of all applicable factors, such as cost, feasibility, tax, regulatory and other considerations. In no event will the Fund be required by this Paragraph 5(c) to establish a new funding medium for any variable contract or policy.

         The Company shall not be required by this Paragraph 5(c) to establish a new funding medium for any variable contract or policy if an offer to do so has been declined by a vote of a majority of the Participants materially adversely affected by the material irreconcilable conflict. The Company will recommend to its Participants that they decline an offer to establish a new funding medium only if the Company believes it is in the best interest of the Participants.

         (d) The Trustees' determination of the existence of an irreconcilable material conflict and its implications promptly shall be communicated to all Participating Insurance Companies by written notice thereof delivered or mailed, first class postage prepaid.

         6.       Privileges.
                  -----------

         The Company shall be responsible for assuring that its separate account or accounts participating in the Fund shall use a calculation method of voting procedures substantially the same as the following: those Participants permitted to give instructions and the number of Shares for which instructions may be given will be determined as of the record date for the Fund shareholders' meeting, which shall not be more than 60 days before the date of the meeting. Whether or not voting instructions are actually given by a particular Participant, all Fund shares held in any separate account or sub-account thereof and attributable to policies will be voted for, against, or withheld from voting on any proposition in the same proportion as (i) the aggregate record date cash value held in such sub-account for policies giving instructions, respectively, to vote for, against, or withhold votes on such proposition, bears to (ii) the aggregate record date cash value held in the subaccount for all policies for which voting instructions are received. Participants continued in effect under lapse options will not be permitted to give voting instructions. Shares held in any other insurance company general or separate account or sub-account thereof will be voted in the proportion specified in the second preceding sentence for shares attributable to policies.

         7.       Duration and Termination.
                  -------------------------

         This Agreement shall continue in effect as set forth below. This Agreement may be terminated at any time, at the option of either of the Company or the Fund, when neither the Company, any insurance company nor the separate account or accounts of such insurance company which is an affiliate thereof which is not a Participating Insurance Company own any Shares of the Fund or may be terminated by either party to the Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, following certification thereof by a Participating Insurance Company given in accordance with Paragraph 9 that an irreconcilable conflict exists among the interests of (i) all contract holders and policy holders of Variable Insurance Products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund. If this Agreement is so terminated, the Fund may, at any time thereafter, automatically redeem the Shares of any Portfolio held by a Participating Shareholder.

         8.       Compliance.
                  -----------

         The Fund will comply with the provisions of Section 4240(a) of the New York Insurance Law.

         Each Portfolio of the Fund will comply with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to diversification requirements for variable annuity, endowment and life insurance contracts. Specifically, each Portfolio will comply with either (i) the requirement of Section 817(h)(1) of the Code that its assets be adequately diversified, or (ii) the "Safe Harbor for Diversification" specified in Section 817(h)(2) of the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to comply with the requirements of Section 817(h) of the Code or that the Portfolio might not so comply in the future.

         The provisions of Paragraphs 5 and 6 of this Agreement shall be interpreted in a manner consistent with any Rule or order of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, applicable to the parties hereto.

         No Shares of any Portfolio of the Fund may be sold to the general public.

         9.       Notices.
                  --------

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:

                  Scudder Variable Series I
                  Two International Place
                  Boston, Massachusetts 02110
                  Attn: Secretary

         If to the Company:

                  First MetLife Investors Insurance Company
                  22 Corporate Plaza Drive
                  Newport Beach, California 92660
                  Attn: General Counsel


         10.      Massachusetts Law to Apply.
                  ---------------------------

         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

         11.      Miscellaneous.
                  --------------

         The name "Scudder Variable Series I" is the designation of the Trustees for the time being under a Declaration of Trust dated March 15, 1985, as amended, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. No Portfolio shall be liable for any obligations properly attributable to any other Portfolio.

         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         13.      Entire Agreement.
                  -----------------

         This Agreement incorporates the entire understanding and agreement among the parties hereto, and supersedes any and all prior understandings and agreements between the parties hereto with respect to the subject matter hereof

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 1st day of May, 2001.


SEAL                                         SCUDDER VARIABLE SERIES I

                                             By:  /S/ Linda Coughlin
                                                -------------------------------
                                             Its: President
                                                  -----------------------------




SEAL                                         FIRST METLIFE INVESTORS
                                             INSURANCE COMPANY

                                             By: ______________________________
                                             Its:______________________________

                     AMENDMENTS FOR PARTICIPATION AGREEMENT

         As an additional inducement for the Company to enter into the Agreement, the Fund hereby agrees with the Company as follows:

         (1) all shares of the Portfolios will be sold only to Participating insurance companies which have agreed to participate in the fund to fund their separate accounts, to certain qualified pension and other retirement plans, and to certain other entities as allowed under and in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation Sec. 1.817-5;

         (2) the Fund shall make the net asset value per Share for the selected Portfolio(s) available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use commercially reasonable efforts to make such net asset value available by 6:30 p.m. New York time. If the Fund provides materially incorrect share net asset value information, the Fund shall make an adjustment to the number of shares purchased or redeemed for the Account to reflect the current net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Insurer;

         (3) the Fund will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the Securities and Exchange Commission ("SEC") or other regulatory authority. The Company will provide the Fund with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to an Account promptly after the filing of each such document with the SEC or other regulatory authority.

         (4) the Fund will provide the Company with a "camera ready" copy of all prospectuses, statements of additional information and annual and semiannual reports as set in type or, at the request of the Company, as a diskette or electronically in the form sent to the financial printer, in order to allow for the combined printing of the prospectuses of the Fund, the Variable Insurance Contracts and other funds invested in by the Variable Insurance Contracts;

         (5) the Fund and its affiliates and the agents shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts or the Variable Insurance Contracts issued by the Company other than the information or representations contained in a registration statement or prospectus for such Variable insurance Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the accounts or reports prepared for distribution to owners of such Variable Insurance Contracts, or in sales literature or other promotional material approved by the company or its designee, except with the written permission of the Company.

         (6) for purposes of the Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designated for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape displays, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the National Association of Securities Dealers, Inc. ("NASD") rules or federal securities laws;

         (7) the Agreement shall also terminate in accordance with the following provisions:

                  (a) At the option of any party hereto, with or without cause upon 90 days advance written notice to the other parties;

                  (b) At the option of the Company, if the number of Fund Shares available is not reasonably sufficient to meet the requirements of the Variable Insurance Contracts as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of Shares to meet the reasonable requirements of the Variable Insurance Contracts within said ten-day period;

                  (c) At the option of the Company, upon the institution of formal proceedings against the Fund by the SEC, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair the Fund's ability to meet and perform the Fund's obligations and duties hereunder. The Company shall provide promptly to the Fund a written explanation of how the Fund is materially impaired so that it cannot meet its obligations and duties hereunder and shall provide promptly an opinion of counsel stating that it is probable that the proceedings will lead to a ruling, judgment or outcome which will materially impair the Fund's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice, explanation and opinion of counsel;

                  (d) In the event the Fund's shares are not registered, issued or sold in accordance with applicable state insurance or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Insurance Contracts issued or to be issued by the Company. Termination shall be effective upon such occurrence without notice;

                  (e) At the option of the Company upon the Fund's breach of any material provision of the Agreement, which breach has not been cured to the reasonable satisfaction of the Company within 30 days after written notice of such breach is delivered to the Fund.

                  (f) At the option of the Company, if the Company shall determine, in its sole judgment reasonably exercised in good faith, that the Fund is the subject of material adverse publicity which has had a material adverse impact on the sale of the Variable Insurance Contracts and/or the operations or business reputation of the Company, the Company shall have notified the fund in writing of such determination and its intent to terminate the Agreement, and after consideration of the actions taken by the Fund and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the sixtieth (60th) day since giving of such notice, which sixtieth (60th) day shall be the effective date of termination;

                  (g) At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that the Company is the subject of material adverse publicity which has had a material adverse impact on the sale of the Fund's shares and/or the operations or business reputation of the Fund, the Fund shall have notified the Company in writing of such determination and its intent to terminate the Agreement, and after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Fund shall continue to apply on the sixtieth (60th) day since giving of such notice, which sixtieth (60th) day shall be the effective date of termination; or

                  (h) Upon requisite vote of the Variable Contract Owners having an interest in the Accounts to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Variable Insurance Contracts for which those shares had been selected to serve as the underlying investment, such termination to be effective sixty days after notification of the Fund. The Company shall provide to the Fund copies of any proxy material sent to Variable Contract Owners in connection with such vote at such time the materials are mailed to the Variable Contract Owners.

         In the event of any termination of this Agreement, the Fund will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement for a period not to exceed nine months, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. However, the availability of additional shares hereunder will be subject to the restrictions and limitations set forth in Section 5, as applicable. The Company agrees (i) to terminate the availability of shares of the Fund to Contracts other than Existing Contracts and (ii) to request approval from the SEC to replace shares of the Fund with other investments for Contracts and, if and when granted such approval, thereafter to so replace the shares of the Fund, in each such case as soon as reasonably practicable.

         (8) the Fund represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

         (9) the Fund represents and warrants that each Portfolio invested in by the Separate Account will qualify as a "regulated investment company" under Subchapter M of the Code, that it will maintain such qualification and will notify the Company immediately upon the reasonable likelihood that it will cease to so qualify or might not so qualify in the future; and

         (10) each party shall cooperate with the reasonable requests of each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities (which have asserted jurisdiction over the Fund's operations) reasonable access to its books and records in connection with any investigation or inquiry relating to the Agreement or the transactions contemplated thereby.

         (11) the Fund represents and warrants it has used reasonable efforts to ensure that the computer systems which it will use in performing its duties under this Agreement perform all date related functions in respect of dates prior to the year 1999 accurately, and will perform all such functions in respect of dates during and after the year 1999 with the same accuracy; and

         (12) the rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 1st day of May, 2001.

SEAL                                         SCUDDER VARIABLE SERIES I

                                             By:  /S/ Linda Coughlin
                                                -------------------------------
                                             Its: President
                                                  -----------------------------




SEAL                                         FIRST METLIFE INVESTORS
                                             INSURANCE COMPANY

                                             By: ______________________________
                                             Its:______________________________






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                                   Schedule A
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Separate Accounts:

         First MetLife Investors Variable Annuity Account One